Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of February 18, 2020 by and between BioXcel Therapeutics Inc., a Delaware corporation (the “Company”), and BioXcel Corporation, a Delaware corporation (the “Holder”).

Background

A.       The Holder owns 9,480,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), and has agreed to transfer, assign, sell, and convey up to 400,000 of such shares to the Company on the terms and conditions set forth in this Agreement;

B.       The Company is considering commencing an underwritten public offering (the “Public Offering”) of approximately 2,000,000 shares of its Common Stock (the actual number of firm shares sold in the Public Offering, the “Underwritten Shares”) pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-230674), filed with the U.S. Securities and Exchange Commission on April 1, 2019 and an underwriting agreement by and among the underwriters named therein (collectively, the “Underwriters”) and the Company (the “Underwriting Agreement”);

C.       The Underwriting Agreement is expected to provide for the Underwriters to have the option to purchase, from time to time, additional shares of Common Stock from the Company equal to an aggregate of 15% of the Underwritten Shares sold in the Public Offering (the “Greenshoe Option”);

D.       The Company intends to use the net proceeds from each sale of shares of Common Stock pursuant to the Greenshoe Option, if any, to repurchase from the Holder, from time to time, the same number of shares of Common Stock (the “Repurchase Shares”), at the price per share paid by the Underwriters to the Company in the Public Offering (the “Purchase Price”) and upon the terms and conditions provided in this Agreement (each, a “Repurchase”);

E.       The Holder and the Company intend to condition each Repurchase on the exercise of the Greenshoe Option; and

F.       The board of directors of the Company has approved the transactions contemplated by this Agreement for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), which approval is intended to exempt each disposition by the Holder of shares of Common Stock from Section 16(b) of the Exchange Act.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

Agreement

1.                   Sale and Repurchase.

(a)                Upon each exercise by the Underwriters of the Greenshoe Option, the Company will promptly notify the Holder of such exercise, the number of shares of Common Stock to be purchased by the Underwriters pursuant to such exercise (the shares of Common Stock to be purchased by the Underwriters pursuant to any exercise of the Greenshoe Option, the “Greenshoe Shares”), and the proposed closing date of the purchase of such shares of Common Stock.

(b)                At each Closing (as defined below), subject to the terms and conditions set forth in this Agreement, the Holder hereby agrees to transfer, assign, sell, convey and deliver to the Company all of its right, title, and interest in and to the number of Repurchase Shares equal to the applicable number of Greenshoe Shares (the Repurchase Shares to be sold by the Holder at the applicable Closing, the “Applicable Repurchase Shares”), and the Company hereby agrees to purchase from Holder, the Applicable Repurchase Shares at a price per share equal to the Purchase Price.

(c)                The obligations of the Holder to sell, and of Company to purchase, any Repurchase Shares shall be subject to and conditioned upon the closing of the sale of the same number of Greenshoe Shares pursuant to the Underwriting Agreement immediately prior to the applicable Closing.

(d)                The closing of the sale by the Holder to the Company of Applicable Repurchase Shares (each, a “Closing”) shall take place immediately after the closing of the sale by the Company to the Underwriters of the applicable Greenshoe Shares at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, or at such other time and place as may be agreed upon by the Company and the Holder. At each Closing, the Holder shall deliver to the Company or as instructed by the Company duly executed stock powers relating to the Applicable Repurchase Shares being sold at such Closing, and the Company agrees to deliver to the Holder by wire transfer in accordance with written instructions to be provided by the Holder prior to such Closing of immediately available funds equal to the Purchase Price multiplied by the number of Applicable Repurchase Shares being sold at such Closing.

(e)                The Holder agrees to pay all stamp, stock transfer and similar duties, if any, in connection with any Repurchase.

2.                   Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a)                Existence and Power. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations hereunder.

(b)                Authority; Enforceability. The execution and delivery of this Agreement by the Company and the consummation by the Company of each of the transactions and the performance by the Company of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                No Conflicts. The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or (ii) violate any provision of the certificate of incorporation or by-laws, as applicable, of the Company, except, in the case of clause (i), as would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company, taken as a whole (a “Material Adverse Effect”), in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

3.                   Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

(a)                Existence and Power. The Holder has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the requisite power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereunder.

(b)                Authority; Enforceability. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of each of the transactions and the performance by the Holder of each of its obligations contemplated hereby have been duly and properly authorized by all necessary action on the part of the Holder. This Agreement has been duly executed and delivered by the Holder and constitutes the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                No Conflicts. The sale of the Repurchase Shares by the Holder hereunder and the compliance by such Holder with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Holder is a party or by which the Holder is bound or to which any of the property or assets of the Holder is subject, (ii) nor will such action result in any violation of the provisions of (A) any organizational or similar documents pursuant to which the Holder was formed or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Holder or the property of the Holder; except in the case of clause (i) or clause (ii)(B), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of the Holder’s obligations hereunder.

(d)                Ownership of Common Stock. As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at each Closing, the Holder will be the record and beneficial owner of the Repurchase Shares with full dispositive power thereover, and holds, and will hold, such Repurchase Shares free and clear of all mortgages, pledges, security interests, liens, claims, encumbrances, equities or other restrictions (collectively, the “Liens”). Upon payment for the Repurchase Shares to be sold by the Holder in accordance with the terms and conditions of this Agreement, the Company will acquire good and valid title to such shares free and clear all Liens.

(e)                Independent Investigation. The Holder has received all of the information that it considers necessary or appropriate for deciding whether to sell the Repurchase Shares and has had the opportunity to ask questions and receive answers from the Company. The Holder has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Repurchase Shares to be sold by the Holder hereunder, including the risks associated therewith.

4.                   Conditions to Closing.

(a)                Conditions to Obligations of the Company. The obligation of the Company to purchase Repurchase Shares at any Closing is subject to the satisfaction or waiver on or prior to the applicable Closing of each of the following conditions:

(i)                        No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding shall be pending or threatened by any Governmental Entity, and no such Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated hereby. As used herein, the term “Governmental Entity” means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (A) regulatory, administrative or otherwise; (B) federal, state or local or (C) domestic or foreign.

(ii)                        The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the date of such Closing, as though made on and as of such date.

(iii)                        The Holder shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to such Closing.

(iv)                        The Company and the Underwriters shall have entered into the Underwriting Agreement providing for the sale by the Company of shares of Common Stock in the Public Offering, and the Public Offering shall have closed

(v)                        The Underwriters shall have exercised the Greenshoe Option in accordance with the terms of the Underwriting Agreement for the number of Greenshoe Shares equal to the number of Applicable Repurchase Shares to be purchased by the Company at such Closing.

(b)                Conditions to Obligations of the Holder. The obligation of the Holder to sell Repurchase Shares at any Closing is subject to the satisfaction or waiver on or prior to the applicable Closing of each of the following conditions:

(i)                        No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding shall be pending or threatened by any Governmental Entity, and no such Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated hereby.

(ii)                        The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the date of such Closing, as though made on and as of such date.

(iii)                        The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to such Closing.

(iv)                        The Company and the Underwriters shall have entered into the Underwriting Agreement providing for the sale by the Company of shares of Common Stock in the Public Offering and the Public Offering shall have closed.

(v)                        The Underwriters shall have exercised the Greenshoe Option in accordance with the terms of the Underwriting Agreement for the number of Greenshoe Shares equal to the number of Applicable Repurchase Shares to be sold by the Holder at such Closing.

5.                   Governmental Filings. The Holder shall make all filings with any Governmental Entity required in connection with the execution and delivery by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby, including without limitation, all filings with the Securities and Exchange Commission required pursuant to the Exchange Act.

6.                   Termination.

(a)                This Agreement may be terminated at any time by the mutual written consent of the Company and the Holder.

(b)                This Agreement shall automatically terminate and be of no further force and effect, in the event that (i) the Underwriting Agreement has not been executed and delivered by the parties thereto on or before February 27, 2020, (ii) after the Underwriting Agreement is executed, the Underwriting Agreement is terminated, or (iii) the Greenshoe Option expires in accordance with the terms of the Underwriting Agreement.

(c)                If this Agreement is terminated, the Company will have no obligation to purchase the Repurchase Shares and the Holder will have no obligation to sell the Repurchase Shares hereunder, and no party will have any further obligation hereunder.

7.                   General Provisions.

(d)                Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)                Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(f)                 Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)                Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(h)                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles that would result in the application of the laws of any other jurisdiction.

(i)                 Section Headings. The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.

(j)                 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, this being in addition to any other remedy to which they are entitled at law or in equity.

(k)                Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(l)                 Value. The parties agree that to the extent no Repurchase Shares are purchased hereunder, there is and will be no value to the terms of this Agreement to either the Holder or the Company.

(m)              Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via email to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Holder:

BioXcel Corporation

780 East Main Street

Branford, CT 06405

Attention: President

E-mail: ***********@********

To the Company:

BioXcel Therapeutics, Inc.

555 Long Wharf Drive, 12th Floor

New Haven, CT 06511

Attention: Chief Financial Officer

E-mail: ***********@********

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Attention: Peter N. Handrinos

E-mail: peter.handrinos@lw.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

(n)                Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party that delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

(o)                Further Assurances. Each of the Company and the Holder shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

COMPANY:

BIOXCEL THERAPEUTICS, INC.

By:	/s/ Richard I. Steinhart
Name:	Richard I. Steinhart
Title:	Chief Financial Officer

HOLDER:

BIOXCEL CORPORATION

By:	/s/ Krishnan Nandabalan
Name:	Krishnan Nandabalan
Title:	President